EXHIBIT 99.1

Spectrum Pharmaceuticals Announces Proposed Public Offering of Common Stock

HENDERSON, Nev., July 29, 2020 — Spectrum Pharmaceuticals, Inc. (Nasdaq-GS: SPPI) (“Spectrum”), a biopharmaceutical company focused on novel and targeted oncology therapies, today announced that it intends to offer and sell shares of its common stock in an underwritten registered public offering. All of the shares in the offering are to be sold by Spectrum. Spectrum also intends to grant the underwriters a 30-day option to purchase up to an additional 15% of the shares of common stock offered in the public offering at the public offering price, less underwriting discounts and commissions. The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

Spectrum expects to use the net proceeds from this offering for general corporate purposes, including, without limitation, the continued development of its pipeline assets, sales and marketing activities, pre-launch activities associated with ROLONTIS and potential business development initiatives.

Jefferies and Cantor Fitzgerald & Co. are acting as the joint book-running managers for this offering. JMP Securities is acting as the lead manager for this offering. B. Riley FBR and H.C. Wainwright & Co., are acting as co-managers for this offering.

The securities are being offered pursuant to a shelf registration statement on Form S-3 (333-237319), which was declared effective by the Securities and Exchange Commission (the “SEC”) on May 8, 2020. The offering will be made only by means of a prospectus supplement and accompanying prospectus that form a part of the registration statement. A preliminary prospectus supplement relating to the offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov. When available, copies of the preliminary prospectus supplement and the accompanying prospectus relating to these securities may be obtained for free by contacting: Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, 2nd Floor, New York, NY 10022, by telephone at 1-877-547-6340, or by email at Prospectus_Department@Jefferies.com; or Cantor Fitzgerald & Co., Attention: Capital Markets, 499 Park Ave., 6th Floor, New York, NY 10022, or by email at prospectus@cantor.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Spectrum Pharmaceuticals, Inc.

Spectrum Pharmaceuticals is a biopharmaceutical company focused on acquiring, developing, and commercializing novel and targeted oncology therapies. Spectrum has a strong track record of successfully executing across the biopharmaceutical business model, from in-licensing and acquiring differentiated drugs, clinically developing novel assets, successfully gaining regulatory approvals and commercializing in a competitive healthcare marketplace. Spectrum has a late-stage pipeline with novel assets that serve areas of unmet need. This pipeline has the potential to transform the company in the near future.

Notice Regarding Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995, as amended to date. These forward-looking statements relate to a variety of matters, including, without limitation, the timing, size, success and intended use of net proceeds of the proposed offering as well as statements that relate to Spectrum’s business and its future, including Spectrum’s ability to advance development of its late-stage pipeline assets and such assets’ ability to serve areas of unmet need; the future potential of Spectrum’s existing drug pipeline; and other statements containing the words “anticipate,” “believe,” “continue,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” and similar expressions. These forward-looking statements are made on the basis of the current beliefs, expectations, and assumptions of the management of Spectrum and are subject to significant risks and uncertainties that could cause actual results to differ materially from what may be expressed or implied in these forward-looking statements. Risks that could cause actual results to differ include risks and uncertainties related to market conditions, the satisfaction of customary closing conditions related to the proposed public offering, as well as general economic factors, the possibility that Spectrum’s existing and new drug candidates may not prove safe or effective, the possibility that Spectrum’s existing and new applications to the U.S. Food and Drug Administration and other regulatory agencies may not receive approval in a timely manner or at all, the possibility that Spectrum’s existing and new drug candidates, if approved, may not be more effective, safer or more cost efficient than competing drugs, the possibility that Spectrum’s efforts to acquire or in-license and develop additional drug candidates may fail, Spectrum’s dependence on third parties for clinical trials, manufacturing, distribution and quality control and other risks that are described in further detail in Spectrum’s reports filed with the SEC. In addition, any forward-looking statements included in this press release represent Spectrum’s views only as of the date of this release and should not be relied upon as representing Spectrum’s views as of any subsequent date. Spectrum does not plan to update any such forward-looking statements and expressly disclaims any duty to update the information contained in this press release except as required by law. For a further discussion of risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of Spectrum in general, see the risk disclosures in the Annual Report on Form 10-K of Spectrum for the year ended December 31, 2019, and in subsequent reports on Forms 10-Q and 8-K and other filings made with the SEC by Spectrum.

SPECTRUM PHARMACEUTICALS, INC.® is a registered trademark of Spectrum Pharmaceuticals, Inc. and its affiliates. REDEFINING CANCER CARE™ and the Spectrum Pharmaceuticals’ logos are trademarks owned by Spectrum Pharmaceuticals, Inc. Any other trademarks are the property of their respective owners.

© 2020 Spectrum Pharmaceuticals, Inc. All Rights Reserved

Contacts:

Robert Uhl

Managing Director, Westwicke ICR

858.356.5932

robert.uhl@westwicke.com

Kurt Gustafson

Chief Financial Officer

949.788.6700

InvestorRelations@sppirx.com